UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

Prudential Annuities Life Assurance Corporation

(Exact name of registrant as specified in its charter)

Arizona	033-44202	06-1241288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Drive

Shelton, Connecticut 06484

(Address of principal executive offices and zip code)

(203) 926-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 19, 2013, Prudential Financial, Inc. (“Prudential Financial”), the ultimate parent of Prudential Annuities Life Assurance Corporation (the “Company”) received notice that the Financial Stability Oversight Council has made a final determination that Prudential Financial is to be supervised by the Board of Governors of the Federal Reserve System and subject to stricter prudential regulatory standards pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Under the Dodd-Frank Act, within 30 days following receipt of the notice, Prudential Financial is entitled to bring an action in U.S. federal court for an order requiring that the final determination be rescinded.

Under the Dodd-Frank Act, these stricter prudential standards may include requirements regarding risk-based capital and leverage, liquidity, stress-testing, overall risk management, resolution plans, early remediation, and credit concentration; and may also include additional standards regarding capital, public disclosure, short-term debt limits, and other related subjects as appropriate. See “Business—Regulation” and “Risk Factors” included in the Company’s 2012 Annual Report on Form 10-K for more information regarding the potential impact of the Dodd-Frank Act on the Company, including as a result of these stricter prudential standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2013

Prudential Annuities Life Assurance Corporation

By:	/s/ Yanela C. Frias
	Name:	Yanela C. Frias
	Title:	Executive Vice President and Chief Financial Officer